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                                 AMENDMENT NO.2

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

     The Amended and Restated Participation Agreement (the "Agreement"), dated as of July 31, 2007, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"), A I M Distributors, Inc., a Delaware corporation ("AIM"), and Commonwealth Annuity and Life Insurance Company, a Massachusetts life insurance company (LIFE COMPANY) is hereby amended as follows:

     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);

     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

ACCOUNTS UTILIZING THE FUNDS

ALL ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE ACCOUNTS

ALL CONTRACTS FUNDED BY THE ACCOUNTS


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: April 30, 2010.

                                         AIM VARIABLE INSURANCE FUNDS
                                         (INVESCO VARIABLE INSURANCE FUNDS)

Attest: /s/ Peter Davidson               By: /s/ John M. Zerr
        --------------------------          ----------------------------------
Name: Peter Davidson                     Name: John M. Zerr
Title: Assistant Secretary               Title: Senior Vice President

                                         INVESCO DISTRIBUTORS, INC.

Attest: /s/ Peter Davidson               By: /s/ John S. Cooper
        --------------------------          ----------------------------------
Name: Peter Davidson                     Name: John S. Cooper
Title: Assistant Secretary               Title: President

                                         COMMONWEALTH ANNUITY AND LIFE
                                         INSURANCE COMPANY, ON BEHALF OF ITSELF
                                         AND ITS SEPARATE ACCOUNTS

Attest: /s/ Angela Germain               By:     /s/ Michael Reardon
        --------------------------               ----------------------------
Name:   Angela Germain                   Name:   Michael Reardon
        --------------------------               ----------------------------
Title:  Senior Paralegal                 Title:  President
        --------------------------               ----------------------------


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                                 AMENDMENT NO.1

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

     The Amended and Restated Participation Agreement (the "Agreement"), dated as of July 31, 2007, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"), A I M Distributors, Inc., a Delaware corporation ("AIM"), and Commonwealth Annuity and Life Insurance Company, a Massachusetts life insurance company (LIFE COMPANY) is hereby amended as follows:

     The following is added under: "SECTION 2 PROCESSING AND TRANSACTIONS" before SECTION 2.1(a):

          "Notwithstanding the provisions of paragraph (b) of this Section 2.1, the Parties agree to communicate, process and settle purchase and redemption transactions for Shares (collectively, "Share transactions") via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (hereinafter, "NSCC"). LIFE COMPANY and AVIF each represents and warrants that it: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Share transactions. AVIF agrees to provide LIFE COMPANY with account positions and activity data relating to Share transactions via Networking. LIFE COMPANY shall place trades with NSCC using Defined Contribution Clearance & Settlement (hereinafter, "DCC&S") indicators, no later than 8:00 a.m. Central Time, and LIFE COMPANY shall pay for Shares by the scheduled close of federal funds transmissions on the same Business Day on which it places an order to purchase Shares in accordance with this section. Payment shall be in federal funds transmitted by wire from the designated NSCC Settling Bank (on behalf of LIFE COMPANY).

          For purposes of this Agreement, "Fund/SERV" shall mean NSCC's system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; "Networking" shall mean NSCC's (Level Zero) system that allows mutual funds and life insurance companies to exchange account level information electronically; "DCC&S" shall refer to an NSCC program that facilitates the automated processing and reporting of defined contribution transactions among asset managers, plan trustees, and plan administrators, including third-party administrators; and "Settling Bank" shall mean the entity appointed by AVIF to perform such settlement services on behalf of AVIF, which agrees to abide by NSCC's then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of Share transactions shall be done in a manner consistent with applicable law.

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          In the event that any Party is prohibited from communicating, processing or settling Share transactions via Fund/SERV or Networking, such Party shall notify the other Parties by 9:00 a.m. Central Time. After all Parties have been notified, the provisions of paragraphs (b) and (c) of this Section 2.1 shall apply."

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date:                 , 2008.

                                        AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Peter A. Davidson           By: /s/ Carolyn L. Gibbs
        -----------------------------       ---------------------------------
Name: Peter A. Davidson                 Name: Carolyn L. Gibbs
Title: Assistant Secretary              Title: Assistant Vice President

                                        AIM DISTRIBUTORS, INC.

Attest: /s/ P. Michelle Grace            By: /s/ John S. Cooper
        -----------------------------       ---------------------------------
Name: P. Michelle Grace                 Name: John S. Cooper
Title: Assistant Secretary              Title: President

                                        COMMONWEALTH ANNUITY AND LIFE
                                        INSURANCE COMPANY, ON BEHALF OF ITSELF
                                        AND ITS SEPARATE ACCOUNTS

Attest: /s/ Laura Bryant                By:    /s/ Michael Reardon
        -----------------------------          --------------------------------
Name:   Laura Bryant                    Name:  Michael Reardon
        -----------------------------          --------------------------------
Title:  VP & COO                        Title: President
        -----------------------------          --------------------------------

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